Exhibit 10.2

SECURITY AGREEMENT

between

VOLCON, INC., as Grantor

VOLCON EPOWERSPORTS, LLC, a Colorado limited liability company, as Grantor

VOLCON EPOWERSPORTS, LLC, a Delaware limited liability company, as Grantor

and

EMPERY TAX EFFICIENT, LP,

as Collateral Agent

dated as of

September 22, 2023

i

ii

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 22, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "Agreement") made by and among Volcon, Inc., Delaware corporation (the "Borrower"), Volcon ePowersports, LLC, a Delaware limited liability company (“Volcon Delaware”) and Volcon ePowersports, LLC, a Colorado limited liability company (“Volcon Colorado” and, together with Volcon Delaware, the "Original Guarantors") or from time to time party hereto by execution of a joinder agreement (the "Additional Guarantors", and together with the Original Guarantors, the "Guarantors"), as grantors, pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Grantors", and each, a "Grantor"), in favor of Empery Tax Efficient, LP, in its capacity as collateral agent with respect to the Notes (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Collateral Agent") and the Secured Parties.

RECITALS

The Borrower issued (i) the amended and restated Original Issue Discount Senior Convertible Series A Notes and the amended and restated Original Issue Discount Senior Convertible Series B Notes dated as of May 24, 2023 (collectively, the “Amended and Restated Notes”) and (ii) the new Original Issue Discount Senior Convertible Notes as of May 24, 2023 (“New OID Notes” and, together with the Amended and Restated Notes, the “Notes”), in each case to each of Empery Asset Master, Ltd., Empery Debt Opportunity Fund, LP and Empery Tax Efficient, LP.

The Borrower has requested that the Secured Parties (as hereinafter defined) modify the Notes to, among other things, provide for an extension of the respective maturity dates and other amendments.

The Borrower has stated that such modifications are material and beneficial to it, and necessary for the continuation of its operations.

Each of the Secured Parties has agreed to accommodate the Borrower, and the Borrower and each of the Secured Parties have, in connection with the execution and delivery of this Agreement, entered into that certain Note Amendment to each of the Notes, dated as of September 14, 2023 (each Note as amended by Note Amendment, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, a "New Note" and collectively, the “New Notes”); capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in each New Note.

Each Guarantor depends on the Borrower for the continuation of its operations, and has no operations outside of the operations of the Borrower.

In connection with the execution and delivery of the New Notes and this Agreement, which are vital to the continuation of its existence, each Guarantor has irrevocably and unconditionally guaranteed the Secured Obligations (as hereinafter defined) pursuant to that certain guaranty dated as of the date hereof (the “Guaranty”).

The Borrower and each Guarantor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the New Notes, the extension of the respective maturity date of the Notes and modifications of certain restrictive covenants in the Notes and each is, therefore, willing to enter into this Agreement.

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Each of the Secured Parties has entered into a Collateral Agent Agreement dated as of the date hereof (the “Collateral Agent Agreement”) which, among other things, appoints Empery Tax Efficient, LP as Collateral Agent with respect to each of the New Notes.

This Agreement is given by each Grantor in favor of the Collateral Agent for the ratable benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

It is a condition to entry by the Secured Parties into the New Notes that each Grantor execute and deliver this Agreement and that each Guarantor execute the Guaranty.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Agent hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01       Definitions.

(a)               Unless otherwise defined herein or in the New Notes, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b)               The following terms shall have the following meanings:

“Acquisition Documentation” means, with respect to each Grantor, all documentation relating to any purchase, merger, consolidation, acquisition agreement or similar agreement, and any documents related to or entered into in connection therewith.

"Acquisition Documentation Rights" means, with respect to each Grantor, collectively, all of such Grantor's rights, title and interest in, to and under any Acquisition Documentation, including (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Acquisition Documentation, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Acquisition Documentation or related thereto and (iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

"Additional Guarantors" has the meaning set forth in the Preamble hereof.

"Agreement" has the meaning set forth in the Preamble hereof.

"Borrower" has the meaning set forth in the Preamble hereof.

"Claims" means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

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"Collateral Agent" has the meaning set forth in the Preamble hereof.

"Collateral Support" means all Property assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such Property.

"Commodity Account Control Agreement" means a control agreement in form and substance reasonably satisfactory to the Administrative Agent.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Contested Liens" means, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested in good faith and with proper reserves established with respect thereto in accordance with GAAP and otherwise comply with the provisions of Section 4.13; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created by this Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

"Contracts" means, collectively, with respect to each Grantor, the Acquisition Documentation, if any, the Intellectual Property Licenses, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

"Control" means (i) with respect to any Deposit Account, "control," within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Account, Security Entitlement, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Security, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

"Control Agreements" means, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.

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"Copyrights" means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) including those listed in the Perfection Certificate, all tangible embodiments of the foregoing and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

"Deposit Account Control Agreement" means an agreement in form and substance satisfactory to the Collateral Agent.

"Deposit Accounts" means, collectively, with respect to each Grantor, (i) all "deposit accounts" as such term is defined in the UCC and in any event shall include the accounts listed in the Perfection Certificate and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

"Distributions" means, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed or distributable to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Pledged Indebtedness.

"Excluded Equity" means, any voting stock of any direct Subsidiary of any Grantor that is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (a "CFC")) in excess of 65% of the total combined voting power of all classes of stock of such CFC that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations), except to the extent that a pledge hereunder of such excess voting stock could not reasonably be expected to result in an adverse tax consequence to such Grantor.

"Excluded Property" means, collectively:

(i)               all Excluded Equity;

(ii)              any lease, license or other agreement or Contract or any property subject to a purchase money security interest, Lien securing a capital lease obligation or similar arrangement, in each case solely to the extent permitted to be incurred under the New Notes or any other Loan Document, to the extent that a grant of a security interest or Lien therein would require a consent not obtained or violate or invalidate such lease, license or agreement or Contract or purchase money arrangement, Capital Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or another Grantor), in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

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(iii)            any United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(iv)             motor vehicles and other assets subject to certificates of title (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC);

(v)              those assets as to which the Collateral Agent shall in its sole discretion determine, in writing, that the cost or other consequence of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;

(vi)             electric motor bikes located in any jurisdiction other than the United States, which, in individual and in the aggregate, comprise less than 1% of tangible consolidated total assets of the Borrower and its Subsidiaries;

(vii)           any asset or property to the extent that the grant of a security interest is prohibited by applicable law, rule or regulation or requires a consent not obtained of any Governmental Authority pursuant to such applicable law, rule or regulation, in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

provided, however, "Excluded Property" shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property). In addition, to the extent that such property constitutes "Excluded Property" due to the failure of a Grantor to obtain consent, such Grantor shall obtain such consent, and, upon obtaining such consent, such property shall cease to constitute "Excluded Property".

"First Priority" means, with respect to any Lien purported to be created in any Pledged Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Pledged Collateral is subject (subject only to Liens permitted under the New Note or any other Loan Document).

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"Grantor" has the meaning set forth in the Preamble hereof.

"Guarantors" has the meaning set forth in the Preamble hereof.

"Intellectual Property Collateral" means, collectively, the Patents, Trademarks (excluding only United States intent-to-use Trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications), Copyrights, Trade Secrets, Intellectual Property Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs.

"Intellectual Property Licenses" means, collectively, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark, Copyright or Trade Secret or any other patent, trademark, copyright or trade secret, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including such agreements listed in the Perfection Certificate, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets or any other patent, trademark, copyright or trade secret.

"Intellectual Property Security Agreement" means an agreement in form and substance satisfactory to the Collateral Agent.

"Joinder Agreement" means an agreement substantially in the form of Exhibit A hereto.

"Lenders" has the meaning set forth in the first Recital hereof.

“Loan Documents” means this Agreement, the New Notes, the Guaranty and the Securities Purchase Agreement or any other documents, agreements and/or contracts entered into in connection with this Agreement, the New Notes, the Guaranty and/or the Securities Purchase Agreement, including any other security agreement and, to the extent the Borrower is a party to intercreditor agreement(s), intercreditor agreement(s) regarding the Pledged Collateral of the Grantors, and the maintenance and perfection of any security interest.

"New Notes" has the meaning set forth in the first Recital hereof.

"Motor Vehicles" means all motor vehicles covered by a certificate of title law of any state.

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"Organizational Documents" means the certificate of incorporation and by-laws or any comparable organizational documents of any entity (including limited liability companies and partnerships).

"Original Guarantors" has the meaning set forth in the Preamble hereof.

"Patents" means, collectively, with respect to each Grantor, all patents issued or assigned to, and all patent applications and registrations made by, such Grantor including those listed in the Perfection Certificate (whether issued, established or registered or recorded in the United States or any other country or any political subdivision thereof) and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” means that certain Perfection Certificate dated the date hereof and delivered to the Collateral Agent by the Grantors.

"Pledged Collateral" has the meaning set forth in Section 2.01.

"Pledged Indebtedness" means, with respect to each Grantor, all Indebtedness (including intercompany notes) from time to time owed to such Grantor by any obligor, including the Indebtedness described in the Perfection Certificate and issued by the obligors named therein, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Indebtedness and all certificates, instruments or agreements evidencing such Indebtedness, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

"Pledged Securities" means, collectively, with respect to each Grantor, (i) all issued and outstanding Equity Interests of each Subsidiary that are owned by such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests in each such Subsidiary or under any Organizational Document of each such Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, including the Equity Interests listed in the Perfection Certificate, (ii) all additional Equity Interests of any Subsidiary from time to time acquired by or issued to such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary from time to time acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests or under any Organizational Document of any such Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests and all Equity Interests of any successor Subsidiary owned by such Grantor (unless such Grantor is the surviving entity) formed by or resulting from any consolidation or merger in which any Person listed in the Perfection Certificate is not the surviving entity; provided, however, that Pledged Securities shall not include any Excluded Equity.

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"Receivables" means all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments, (v) General Intangibles, and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors' rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the manager, investment advisor, consultants, directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

"Secured Obligations" means (i) obligations of the Borrower and the Guarantors from time to time arising under any of the New Notes, the Guaranty or otherwise with respect to the due and prompt payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding ("Postpetition Interest")) on the New Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made or matter or action required to be performed by the Borrower or any Guarantor with respect to the New Note or any other document with any Secured Party and (C) all other monetary and other obligations, including fees, costs, actual and out-of-pocket attorneys' fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and/or any Guarantor under or in respect of any New Note and/or the Guaranty, and (ii) the due and prompt performance of all other covenants, duties, debts, obligations and liabilities of any kind of the Borrower and the Guarantors, individually or collectively, under or in respect of the New Note, this Agreement, the Guaranty or any other document made, delivered or given in connection with any of the foregoing (whether now or in the future), in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise.

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"Secured Parties" means, collectively, the Collateral Agent, each of Empery Asset Master, Ltd., Empery Debt Opportunity Fund, LP and Empery Tax Efficient, LP, and their successors and assigns.

"Securities Account Control Agreement" means an agreement in form and substance reasonably satisfactory to the Collateral Agent.

"Securities Collateral" means, collectively, the Pledged Securities, the Pledged Indebtedness and the Distributions.

“Securities Purchase Agreement” means the Securities Purchase and Exchange Agreement dated as of May 19, 2023 by and among the Borrower and each purchase identified on the signature pages thereto.

"Trade Secrets" means, collectively, with respect to each Grantor, all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto including damages and payments for past, present or future misappropriations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future misappropriations thereof.

"Trademarks" means, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL's), domain names, corporate names and trade names, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof, including those listed in the Perfection Certificate, that are owned by or assigned to such Grantor, all registrations and applications for the foregoing and all tangible embodiments of the foregoing, together with, in each case, the goodwill symbolized thereby and any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

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"UCC" means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.02       Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation of this Agreement.

Section 1.03       Schedules. The Collateral Agent and each Grantor and each Secured Party agree that the references to Schedules hereof, if any, shall refer back to the information set forth in the Perfection Certificate and all descriptions of Pledged Collateral contained in the Perfection Certificate and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II
Grant of security interest

Section 2.01       Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and grants to the Collateral Agent for the ratable benefit of the Secured Parties Liens on and security interest in and to, all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

(a) all Accounts;

(b) all Equipment, Goods, Inventory and Fixtures;

(c) all Documents, Instruments and Chattel Paper;

(d) all Letters of Credit and Letter-of-Credit Rights;

(e) all Securities Collateral;

(f) all Investment Property;

(g) all Intellectual Property Collateral;

(h) the Commercial Tort Claims described in the Perfection Certificate as supplemented by any written notification given by a Grantor to the Collateral Agent pursuant to Section 3.04(f);

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(i) all General Intangibles;

(j) all Money and all Deposit Accounts;

(k) all Acquisition Documentation and Acquisition Documentation Rights;

(l) all Supporting Obligations;

(m) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Pledged Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing;

(n) all Motor Vehicles; and

(o) to the extent not covered by clauses (a) through (n) of this sentence, all other assets, personal property and rights of such Grantor, whether tangible or intangible, all Proceeds and products of each of the foregoing and all accessions of and to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (o) above, the security interest created by this Agreement shall not extend to, and the term "Pledged Collateral" shall not include, any Excluded Property, provided that, if any Excluded Property would have otherwise constituted Pledged Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Pledged Collateral.

The Grantors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may request.

From and after the date hereof, no Grantor shall permit to become effective, in any lease, license, Contract or other agreement, a provision that would prohibit or require the consent of any Person to the grant of a Lien on such lease, license, Contract or other agreement in favor of the Collateral Agent.

Section 2.02       Filings.

(a)               Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as "all assets" or "all personal property" of such Grantor or words of similar effect or as being of an equal or lesser scope or with greater detail and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

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(b)               Each Grantor hereby further authorizes the Collateral Agent to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) this Agreement, the Intellectual Property Security Agreement, and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, and naming such Grantor as debtor, and the Collateral Agent as secured party.

(c)               Each Grantor hereby further authorizes the Collateral Agent at any time and from time to time, with respect to Motor Vehicles, to file in any relevant jurisdiction with the registrar of motor vehicles or other appropriate Governmental Authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, but only to the extent such notation or other indication is required under Section 3.04(h).

(d)               Each Grantor hereby ratifies its authorization for the Collateral Agent to have filed in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

ARTICLE III
Perfection and further assurances

Section 3.01       Perfection of Certificated Securities Collateral. Each Grantor represents, warrants and covenants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank and that (assuming continuing possession by the Collateral Agent of any such Securities Collateral) the Collateral Agent has a perfected First Priority security interest therein to the extent delivery of such items have been requested in writing by the Collateral Agent and to the extent not requested in writing by the Collateral Agent before the date of this Agreement, will be so delivered within three Business Days of request. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing the Securities Collateral acquired by such Grantor after the date hereof, shall immediately upon receipt thereof by such Grantor be held by or on behalf of and delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

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The Collateral Agent shall have the right, at any time on and after the occurrence of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

Section 3.02       Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that the Collateral Agent has a perfected First Priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, such Grantor will (a) cause the issuer thereof to either (i) register the Collateral Agent as the registered owner of such securities or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such securities originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent, (b) upon written request by the Collateral Agent, provide to the Collateral Agent an opinion of counsel, in form and substance satisfactory to the Collateral Agent, confirming such pledge and perfection thereof, and (c) request the issuer of such Pledged Securities to cause such Pledged Securities to become certificated and in the event such Pledged Securities become certificated, to deliver such Pledged Securities to the Collateral Agent in accordance with the provisions of Section 3.01. Each Grantor hereby agrees, with respect to Pledged Securities that are partnership interests or limited liability company interests, that after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, such Grantor will (A) cause the Organizational Documents of each issuer that is a Subsidiary of the Borrower to be amended to provide that such Pledged Securities shall be treated as "securities" for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.01.

Section 3.03       Maintenance of Perfected Security Interest. Each Grantor represents and warrants that on the date hereof all financing statements, agreements (including the Intellectual Property Security Agreement), instruments and other documents necessary to perfect the security interest granted by each Grantor to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent to the extent delivery of such items have been requested in writing by the Collateral Agent and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in the Perfection Certificate, or to the extent not requested in writing by the Collateral Agent before the date of this Agreement, all such documents will be so delivered within three Business Days of request. Each Grantor agrees that at its sole cost and expense, such Grantor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected First Priority security interest.

Section 3.04       Other Actions for Perfection. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Pledged Collateral, each Grantor represents and warrants (as to itself) as follows and agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Pledged Collateral:

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(a)               Instruments and Tangible Chattel Paper. (i) As of the date hereof, no amounts payable to such Grantor under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than Instruments and Tangible Chattel Paper listed in the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed in the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent to the extent delivery of such items have been requested in writing by the Collateral Agent, accompanied by undated instruments of transfer or assignment duly executed in blank or to the extent not requested in writing by the Collateral Agent before the date of this Agreement, such documents will be so delivered within three Business Days of request. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall immediately (but in any event within two Business Days after receipt thereof by such Grantor) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b)               Deposit Accounts. (i) As of the date hereof, no Grantor has opened or maintains any Deposit Accounts other than the accounts listed in the Perfection Certificate and (ii) the Collateral Agent has a perfected First Priority security interest in each Deposit Account listed in the Perfection Certificate. Such Grantor covenants and agrees to ensure that the Collateral Agent has a valid and enforceable first priority security interest is perfected by Control promptly but in any event no later than ten Business Days from the date of the written request of the Collateral Agent. No Grantor shall hereafter establish and maintain any Deposit Account unless (1) the applicable Grantor shall have given the Collateral Agent 30 Business Days prior written notice of its intention to establish such new Deposit Account with a depository bank, (2) the depository bank shall be acceptable to the Collateral Agent in its reasonable discretion and (3) such depository bank and such Grantor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account subject to a Control Agreement or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account subject to a Control Agreement unless an Event of Default under any New Note has occurred. No Grantor shall grant Control of any Deposit Account to any Person other than the Collateral Agent.

(c)               Investment Property.

(i)                 As of the date hereof, no Grantor (1) has any Securities Accounts or Commodity Accounts other than those listed in the Perfection Certificate and each Grantor covenants and agrees that it shall ensure that the Collateral Agent has a perfected First Priority security interest in such Securities Accounts and Commodity Accounts which security interest is perfected by Control promptly but in any event no later than ten Business Days from the date of the written request of the Collateral Agent, (2) holds, owns or has any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 7 hereof. Promptly but in any event no later than ten Business Days from the date of the written request of the Collateral Agent, each Grantor shall duly authorized, executed and delivered a Securities Account Control Agreement or a Commodity Account Control Agreement with respect to each Securities Account or Commodity Account listed in the Perfection Certificate, if any, as applicable, in each case in form and substance acceptable to the Collateral Agent. No Grantor shall hereafter establish or maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (A) the applicable Grantor shall have given the Collateral Agent 30 Business Days prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (B) such Securities Intermediary or Commodity Intermediary shall be acceptable to the Collateral Agent and (C) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Grantor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within 3 Business Days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to the Collateral Agent's Control. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default under any New Note has occurred or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this Section 3.04(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Grantor shall grant Control over any Investment Property to any Person other than the Collateral Agent.

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(ii)              If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property other than the Investment Property held on the date of this Agreement, such Grantor shall promptly (1) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to the Collateral Agent or (2) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Collateral Agent.

(iii)            If any securities now or hereafter acquired by any Grantor constituting Investment Property are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (1) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, (2) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (3) arrange for the Collateral Agent to become the registered owner of such securities.

(d)               Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in the Perfection Certificate.

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Each Grantor will maintain all (i) Electronic Chattel Paper so that the Collateral Agent has Control of the Electronic Chattel Paper and (ii) all transferable records so that the Collateral Agent has Control of the transferable records.

(e)               Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall maintain all Letter-of-Credit Rights assigned to the Collateral Agent so that the Collateral Agent has Control of the Letter-of-Credit Rights.

(f)                Commercial Tort Claims. On the date hereof, no Grantor holds any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Grantor) that is not listed in the Perfection Certificate. Each Grantor will immediately give notice to the Collateral Agent of any Commercial Tort Claim that is commenced in the future and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the First Priority security interest created under this Agreement.

(g)               Landlord's Access Agreements/Bailee Letters. Each Grantor shall, upon request, obtain as soon as practicable after the date hereof with respect to each location where such Grantor maintains Pledged Collateral, a bailee letter and/or landlord access agreement, as applicable, and use commercially reasonable efforts to obtain a bailee letter, landlord access agreement and/or landlord's lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Pledged Collateral in the ordinary course of such Grantor's business and if requested in writing by the Collateral Agent. A bailee's letter shall not be required if the value of the Pledged Collateral, individually or in the aggregate, held by such bailee at the relevant location is less than $50,000. A landlord access agreement and/or landlord's lien waiver shall not be required if the value of the Pledged Collateral, individually and in the aggregate, held at the relevant leased location is less than $50,000.

(h)               Motor Vehicles. With respect to each Motor Vehicle owned by a Grantor on the date hereof or in which ownership is hereafter acquired by a Grantor, such Grantor shall deliver to the Collateral Agent within ten Business Days after the request of the Collateral Agent, originals of the certificates of title or ownership for all Motor Vehicles owned by it so as to permit the Collateral Agent to take necessary actions to become listed as lienholder therein, provided that the Grantor shall within 10 Business Days notify the Collateral Agent of the expected closing date of all Motor Vehicles to be acquired by it on and after the date hereof, and the actual date such Motor Vehicles are acquired by such Grantor.

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Section 3.05       Joinder of Additional Grantors. The Grantors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be a guarantor of any obligations under any New Notes to pledge all of its assets to the Collateral Agent for the ratable benefit of the Secured Parties by executing and delivering to the Collateral Agent a Joinder Agreement within 20 Business Days of the date on which it was acquired or created or become a guarantor and, upon such execution and delivery, such Subsidiary shall constitute a "Grantor" for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. Upon the execution and delivery by any Subsidiary of a Joinder Agreement, the supplemental schedules attached to such Joinder Agreement shall be incorporated into and become part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Joinder Agreement and from time to time. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 3.06       Further Assurances.

(a)               Further Assurances. Each Grantor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements (including pledge and security agreements governed by US or other laws), supplements, powers and instruments, as the Collateral Agent may in its judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, and enable the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, the filing of the Intellectual Property Security Agreement and supplemental Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office and the execution and delivery of Control Agreements with respect to Securities Accounts, Commodities Accounts and Deposit Accounts, all in form satisfactory to the Collateral Agent and in such offices wherever required or advisable by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, but subject to applicable law, each Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon written request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, statements, copies of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall request. If an Event of Default under the New Notes has occurred, the Collateral Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Collateral Agent may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Guarantor.

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(b)               Report. Within 20 Business Days after the end of each fiscal quarter the Borrower shall furnish the Collateral Agent with a report listing for such quarter:

(i)               any Subsidiary formed or acquired by any Grantor;

(ii)             any certificated securities, uncertificated securities, other equity interests or Indebtedness not held in a Securities Account acquired by any Grantor;

(iii)            any change in name or jurisdiction of organization of any Grantor;

(iv)            any new location of Inventory or Equipment of any Grantor;

(v)             all Promissory Notes, Instruments or Chattel Paper received by any Grantor;

(vi)            any Securities Account, Commodities Account or Deposit Account opened by any Grantor;

(vii)           all applications for and registration received by any Grantor in respect of any Intellectual Property;

(viii)          any Letter of Credit Rights acquired by any Grantor;

(ix)             any Commercial Tort Claims acquired by any Grantor; and

(x)              any Motor Vehicles acquired by any Grantor.

ARTICLE IV
Representations, warranties and covenants

Each Grantor (except as otherwise expressly indicated) represents, warrants and covenants as follows:

Section 4.01       New Note Representations.

(a)               New Note Representations. Solely with respect to the Borrower, each of the representations and warranties in Section 3.1 of the Securities Purchase Agreement are true, complete and correct, and solely with respect to each Guarantor, each of the representations and warranties set forth in Sections 3.1(b), (c), (d), (i), (j), (k), (l), (m), (n), o), (p), (q) and (r) contained in the Securities Purchase Agreement and as modified mutandis mutatis to apply to this Agreement and to each Guarantor, are true, complete and correct in all material respects.

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(b)               Existence. Each Grantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to qualify in such jurisdiction could not be expected to have a Material Adverse Effect and (iii) is in compliance with all requirements of applicable law, rule, regulation, order and legal process except to the extent that the failure to comply therewith could not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(c)               Power and Authorization. Each Grantor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform the this Agreement, the New Notes and the Guaranty to which it is a party. Each Grantor has taken all necessary organizational action to authorize the execution, delivery and performance of each of this Agreement, the New Notes and the Guaranty to which it is a party. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the New Notes and the Guaranty, except the filings referred to in the Perfection Certificate. Each of this Agreement, the New Notes and the Guaranty has been duly executed and delivered by each Grantor thereto.

(d)               Enforceability. This Agreement constitutes, and each other Loan Document when delivered hereunder will constitute, a legal, valid and binding obligation of each Grantor thereto, enforceable against each such Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)               No Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents will not violate any Requirement of Law or any material Contractual Obligation of any Grantor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents). No Requirement of Law or Contractual Obligation applicable to the Grantors could reasonably be expected to have a Material Adverse Effect.

(f)                No Litigation. No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Grantor, threatened by or against any Grantor or against any of its property or assets (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) that could reasonably be expected to have a Material Adverse Effect.

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Section 4.02       Ownership of Property and No Other Liens.

(a)               Each Grantor has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its Pledged Collateral, and none of such property is subject to any Lien, claim, option or right of others or defect in title, except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties and Liens as permitted by Section 14(b) of the New Note. No Person other than the Collateral Agent has control or possession of all or any part of the Pledged Collateral, except as permitted by the New Notes.

(b)               None of the Pledged Collateral constitutes, or is the Proceeds of, (i) Farm Products, (ii) As-Extracted Collateral, (iii) Manufactured Homes, (iv) Health-Care-Insurance Receivables, (v) timber to be cut, (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock. None of the account debtors or other Persons obligated on any of the Pledged Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Pledged Collateral.

Section 4.03       Perfected First Priority Security Interest. This Agreement is effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Collateral and the Proceeds thereof. In the case of the certificated Pledged Securities, when stock certificates representing such Pledged Securities are delivered to the Collateral Agent and in the case of the other Pledged Collateral, when financing statements and other filings specified in the Perfection Certificate in appropriate form are filed in the offices specified in the Perfection Certificate and other actions described in the Perfection Certificate are taken, this Agreement shall constitute, and will at all times constitute, a fully perfected First Priority Lien on, and security interest in, all rights, title and interest of the Grantors in such Pledged Collateral and the Proceeds thereof, as security for the Secured Obligations.

Section 4.04       No Transfer of Pledged Collateral. No Grantor shall sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Pledged Collateral pledged by it hereunder or any interest therein except as permitted by the New Notes or any other Loan Document.

Section 4.05       Claims Against Pledged Collateral. Each Grantor shall, at its own cost and expense, defend title to the Pledged Collateral and the First Priority security interest and Lien granted to the Collateral Agent with respect thereto against all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Liens permitted under the New Notes or any other Loan Documents. Except as expressly permitted by the New Notes or any other Loan Documents, there is no agreement, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that could be expected to restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Grantors' obligations or the rights of the Collateral Agent hereunder.

Section 4.06       Other Financing Statements. Such Grantor has not executed, filed, nor authorized any third party to file any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor in any recording office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as otherwise permitted under the New Notes or any other Loan Documents.

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No Grantor shall execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor with respect to all or any part of the Pledged Collateral, except financing statements and other instruments filed in respect of Liens permitted under the New Notes.

Section 4.07       Changes in Name, Jurisdiction of Organization, Etc. On the date hereof, such Grantor's type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number (if any) and chief executive office or principal place of business are indicated next to its name in the Perfection Certificate. The Perfection Certificate also lists all of such Grantor's jurisdictions and types of organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

Such Grantor shall not, except upon not less than 20 Business Days' prior written notice to the Collateral Agent , or such lesser notice period agreed to in writing by the Collateral Agent, and delivery to the Collateral Agent of all additional financing statements, information and other documents reasonably requested by the Collateral Agent to maintain or to create the validity, perfection and priority of the security interests provided for herein:

(a)               change its legal name, identity, type of organization or corporate structure;

(b)               change the location of its chief executive office or its principal place of business;

(c)               change its Federal Taxpayer Identification Number or organizational identification number (if any); or

(d)               change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

Such Grantor shall, prior to any change described in the preceding sentence, take all actions requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Pledged Collateral intended to be granted hereunder.

Each Grantor agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in this Section 4.07. Each Grantor also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral is located (including the establishment of any such new office or facility).

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Section 4.08       Location of Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and goods in transit) of such Grantor are kept at locations listed in the Perfection Certificate. The Perfection Certificate also lists the locations of such Grantor's Inventory and the Equipment (other than mobile goods and goods in transit) for the four months preceding the date hereof, if different from those referred in the preceding sentence.

Such Grantor shall not move any Equipment or Inventory, to any location, other any location that is listed in the Perfection Certificate except upon not less than 20 Business Days' prior written notice, or such lesser notice period agreed to by the Collateral Agent, to the Collateral Agent, of its intention so to do, clearly describing such new location and providing such other information and documents to the Collateral Agent reasonably requested by the Collateral Agent or the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

Such Grantor shall, prior to any change described in the preceding sentence, take all actions requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Pledged Collateral, including using commercially reasonable efforts to obtain waivers of landlord's or warehousemen's liens with respect to such new location, if applicable, who from time to time have possession of Pledged Collateral having an value, individually or in the aggregate, in such new location in excess of $25,000; provided that, in no event shall any Equipment or Inventory of any Grantor in the United States be moved to any location outside of the continental United States except as permitted in writing by the Collateral Agent in its sole discretion, it being understood and agreed that the Equipment and Inventory set forth in in the Perfection Certificate shall be permitted to be moved or located at the location specified therein.

Section 4.09       Pledged Securities and Pledged Indebtedness. The Perfection Certificate sets forth a complete and accurate list of all Pledged Securities and Pledged Indebtedness held by such Grantor as of the date hereof. The Pledged Securities pledged by such Grantor hereunder constitute all of the issued and outstanding Equity Interests of each issuer owned by such Grantor except as noted in the Perfection Certificate. Such Equity Interests represent all of the outstanding Equity Interests of each such issuer which is a Subsidiary except as noted in the Perfection Certificate. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued, fully paid and non-assessable. There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Grantor's status as a partner or a member of any issuer of the Pledged Securities. No Grantor is in default or violation of any provisions of any agreement to which such Grantor is a party relating to the Pledged Securities.

All of the Pledged Indebtedness described in the Perfection Certificate has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof, enforceable in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is not in default. The Pledged Indebtedness constitutes all of the issued and outstanding intercompany indebtedness owing to such Grantor and if evidenced by promissory notes, such notes have been delivered to the Collateral Agent.

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No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, except as have been disclosed in writing to the Collateral Agent and there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities or Pledged Indebtedness, if any, that have been delivered to the Collateral Agent) which evidence any Pledged Securities or Pledged Indebtedness of such Grantor.

Each Grantor shall, upon obtaining any Pledged Securities or Pledged Indebtedness of any Person, accept the same in trust for the benefit of the Collateral Agent and immediately (but in any event within three Business Days after receipt thereof) deliver to the Collateral Agent an updated schedule, and the certificates and other documents required under Section 3.01 and Section 3.02 in respect of the additional Pledged Securities or Pledged Indebtedness which are to be pledged pursuant to this Agreement, and confirming the Lien hereby created on such additional Pledged Securities or Pledged Indebtedness.

Section 4.10       Approvals. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the request of the Collateral Agent, such Grantor agrees to assist the Collateral Agent in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 4.11       Pledged Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Collateral Agent or any Secured Party, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete. The Pledged Collateral described on the schedules hereof constitutes all of the property of such type of Pledged Collateral owned or held by the Grantors.

Section 4.12       Insurance. In the event that the proceeds of any insurance claim are paid to any Grantor after the Collateral Agent has exercised its right to foreclose on all or any part of the Pledged Collateral during the existence of an Event of Default, such net cash proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the New Note.

Section 4.13       Compliance With Laws. Each Grantor shall pay promptly when due all Claims upon the Pledged Collateral or incurred in connection with the use or operation of the Pledged Collateral or incurred in connection with this Agreement. All Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable which is a Contested Lien or a Lien permitted by the New Notes or any other Loan Documents. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may (following notice to the Grantor, to the extent practicable) do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent under this Section 4.13 in accordance with Section 9.08. Each Grantor shall comply with all requirements of law, rule, regulation, order and legal process applicable to the Pledged Collateral the failure to comply with which could, individually or in the aggregate, have a Material Adverse Effect. Each Grantor has at all times operated, and shall continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

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Section 4.14       Intellectual Property. (a) The Perfection Certificate lists all patents and pending applications, registered trademarks and pending applications, registered domain names, registered copyrights and pending applications and material Intellectual Property Licenses owned by such Grantor; (b) all Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned; (c) except as described on in the Perfection Certificate, such Grantor is the exclusive owner of all right, title and interest in and to, or has the right to use, all such Intellectual Property Collateral; (d) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any such Intellectual Property Collateral, or in default or termination of any material Intellectual Property License; (e) except as described in the Perfection Certificate, there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any such Intellectual Property Collateral or such Grantor's rights therein or use thereof; (f) to such Grantor's knowledge, except as described in the Perfection Certificate, the operation of such Grantor's business and such Grantor's use of Intellectual Property Collateral in connection therewith, does not infringe or misappropriate the intellectual property rights of any other Person; (g) except as described in the Perfection Certificate, no action or proceeding is pending or, to such Grantor's knowledge, threatened (i) seeking to limit, cancel or question the validity of any material Intellectual Property Collateral or such Grantor's ownership interest or rights therein, (ii) which, if adversely determined, could have a Material Adverse Effect on the value of any such Intellectual Property Collateral or (iii) alleging that any such Intellectual Property Collateral, or such Grantor's use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any Person and (h) to such Grantor's knowledge, there has been no Material Adverse Effect on such Grantor's rights in its material Trade Secrets as a result of any unauthorized use, disclosure or appropriation by or to any Person, including such Grantor's current and former employees, contractors and agents.

Section 4.15       Inspection of Pledged Collateral Each Grantor shall keep the Pledged Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Each Grantor shall permit the Collateral Agent, or its designee, to inspect the Pledged Collateral at any reasonable time, wherever located.

ARTICLE V
Securities collateral

Section 5.01       Existing Voting Rights and Distributions.

(a)               So long as no Event of Default under the New Notes shall have occurred:

(i)                 Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the New Notes or any other Loan Documents; provided, however, that no Grantor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

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(ii)              Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, if and to the extent made in accordance with the provisions of the New Notes or any other Loan Documents; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be immediately delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be immediately (but in any event within three Business Days after receipt thereof) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)               The Collateral Agent shall be deemed without further action to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of such Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.01(a)(i) and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.01(a)(ii).

(c)               Upon the occurrence of any Event of Default under the New Notes, without additional action by the Collateral Agent:

(i)                All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole right to exercise such voting and other consensual rights.

(ii)              All rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole right to receive and hold such Distributions as Pledged Collateral.

(d)               Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.01(c)(i) and to receive all Distributions which it may be entitled to receive under Section 5.01(c)(ii).

(e)               All Distributions which are received by any Grantor contrary to the provisions of Section 5.01(a)(ii) or Section 5.01(c) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall immediately (but in any event within three Business Days after receipt thereof by such Grantor) be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

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Section 5.02       Certain Agreements of Grantors.

(a)               In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)               In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby (i) consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be and (ii) irrevocably waives any and all provisions of the applicable Organizational Documents that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such Lien.

(c)               In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor has caused each partnership or limited liability company included in the Pledged Collateral to amend its partnership agreement or limited liability company agreement to include the following provision: "Notwithstanding any other provision of this agreement (including any transfer restrictions set forth herein), in the event that an Event of Default shall have occurred under any of the New Notes (as such New Notes may be amended, modified, supplemented or restated from time to time) dated as of May 24, 2023 (the "New Notes") issued by Volcon, Inc., as borrower (the "Borrower”) (i) the lenders from time to time parties thereto and the agents party thereto and the Collateral Agent shall be entitled to exercise any of their respective rights and remedies with respect to equity interests in the [Company], and (ii) each [Member] hereby irrevocably consents to the transfer of any equity interest and all related management and other rights in the [Company] to the Collateral Agent or any nominee of the Collateral Agent. The Collateral Agent is a third party beneficiary of this provision and this provision cannot be amended or repealed, without the consent of the Collateral Agent until all obligations under all of the New Notes have been fully and irrevocably performed and all amounts owed have been irrevocably paid in full."

(d)               Each Guarantor covenants and agrees that it shall not, and it shall cause its Subsidiaries not to, sell, lease, sell and leaseback, assign, convey, transfer or otherwise dispose (collectively, “Transfer”) to any Person of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including the Collateral granted in favor of the Collateral Agent pursuant to the Security Agreement, including, without limitation, the stock of any of the Borrower’s Subsidiaries without the prior written consent of the Collateral Agent, provided that the Borrower may Transfer up to $10,000,000 of accounts receivable (or such other amount as may be approved by the Collateral Agent in writing in its sole discretion), pursuant to a factoring arrangement on terms acceptable to the Collateral Agent in its sole discretion, provided, that the factoring lender executes a subordination and intercreditor agreement on terms acceptable to and approved by the Collateral Agent in writing, in each case in its sole discretion.

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ARTICLE VI
Intellectual property collateral

Section 6.01       Intellectual Property License. For the purpose of enabling the Collateral Agent, after an Event of Default has occurred, to exercise rights and remedies under ARTICLE VIII hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent of such Grantor's rights and effective only during the continuance of an Event of Default, an irrevocable, non-exclusive license, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the Intellectual Property Collateral then owned by or licensed to such Grantor. Such license shall include access to all devices, products and media in which any of the Intellectual Property Collateral is embodied, embedded, recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 6.02       Dealing With Intellectual Property. On a continuing basis, each Grantor shall, at its sole cost and expense:

(a)               promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding such Grantor's claim of ownership in or right to use any of the material Intellectual Property Collateral, such Grantor's right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect;

(b)               maintain and protect the material Intellectual Property Collateral as presently used and operated and as contemplated by the New Notes or any other Loan Documents;

(c)               not permit to lapse or become abandoned any material Intellectual Property Collateral as presently used and operated and as contemplated by the New Notes or any other Loan Documents, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment;

(d)               upon such Grantor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to adversely affect the value or utility of any of the Intellectual Property Collateral or any portion thereof that is material to the use and operation of the Pledged Collateral or Mortgaged Property or the ability of such Grantor or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof;

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(e)               not license the Intellectual Property Collateral, or amend or permit the amendment of any of the existing licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that could materially impair in the sole judgment of such Grantor, the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Collateral Agent;

(f)                diligently keep adequate records respecting its material Intellectual Property Collateral; and

(g)               furnish to the Collateral Agent from time to time upon the Collateral Agent's written request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time request.

Section 6.03       Additional Intellectual Property. If any Grantor shall at any time after the date hereof (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any registration, renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 6.03 with respect to such Grantor shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Grantor shall promptly and within 20 Business Days of the end of each fiscal quarter (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (a) and (b) of the immediately preceding sentence of this Section 6.03 by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent's security interest in such Intellectual Property Collateral, including by execution and filing of a supplemental Intellectual Property Security Agreement in accordance with Section 3.06. Further, each Grantor authorizes the Collateral Agent to modify this Agreement by amending the Perfection Certificate to include any such Intellectual Property Collateral of such Grantor.

Section 6.04       Intellectual Property Litigation. Unless there shall occur any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably requested by the Collateral Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.04 in accordance with Section 9.08. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral as permitted by this Section 6.04 and an Event of Default has occurred, each Grantor agrees, at the request of the Collateral Agent, to take all actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

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ARTICLE VII
Receivables

Section 7.01       Dealing With Receivables. Each Grantor shall keep and maintain at its own cost and expense complete records of each Receivable, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor's sole cost and expense, upon the Collateral Agent's written demand made at any time after the occurrence of any Event of Default, deliver copies of all tangible evidence of Receivables, including copies of all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives. Each Grantor shall legend, at the request of the Collateral Agent and in form and manner satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of such Grantor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that the Collateral Agent has a security interest therein. Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of $20,000 or more (individually or in the aggregate) of Receivables.

Section 7.02       Modification of Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

ARTICLE VIII
Remedies

Section 8.01       Remedies.

(a)               If any Event of Default under the New Notes shall have occurred, the Collateral Agent may exercise, without any other notice to or demand upon any Grantor, in addition to the other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may:

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(i)                require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent immediately, assemble the Pledged Collateral or any part thereof, as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent;

(ii)              without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Pledged Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable;

(iii)            occupy any premises owned or leased by any of the Grantors where the Pledged Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and

(iv)             exercise any and all rights and remedies of any of the Grantors under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral, including without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Contracts, the Receivables, the Acquisition Documentation, if any, and the other Pledged Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Deposit Accounts, (C) exercise all other rights and remedies with respect to the Receivables, the Acquisition Documentation, if any, and the other Pledged Collateral, including without limitation, those set forth in Section 9-607 of the UCC and (D) exercise any and all voting, consensual and other rights with respect to any Pledged Collateral.

(b)               Each Grantor agrees that, unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Pledged Collateral, unless prohibited by applicable law, the Collateral Agent may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for the Secured Obligations or otherwise. The Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Pledged Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Collateral Agent shall not be obligated to clean-up or otherwise prepare the Pledged Collateral for sale.

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(c)               If any Event of Default shall have occurred, all payments received by any Grantor in respect of the Pledged Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over the Collateral Agent in the same form as so received (with any necessary endorsement).

(d)               If any Event of Default shall have occurred, the Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(e)               If any Event of Default shall have occurred, upon the written demand of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments of any or all of the Intellectual Property Collateral and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on the Collateral Agent's behalf.

(f)                If the Collateral Agent shall determine to exercise its right to sell all or any of the Securities Collateral of any Grantor pursuant to this Section 8.01, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:

(i)                provide the Collateral Agent with such information and projections as may be necessary or, in the opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of such Securities Collateral;

(ii)              cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Grantors. Each Grantor will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any governmental authority; and

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(iii)            do or cause to be done all such other acts and things as may be necessary to make such sale of such Securities Collateral or any part thereof valid and binding and in compliance with applicable law.

(g)               The Collateral Agent is authorized, in connection with any sale of the Securities Collateral pursuant to this Section 8.01, to deliver or otherwise disclose to any prospective purchaser of the Securities Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to Section 8.01(f); (ii) any information and projections provided to it pursuant to Section 8.01(f), and (iii) any other information in its possession relating to such Securities Collateral.

(h)               Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent and the Secured Parties by reason of the failure of such Grantor to perform any of the covenants contained in Section 8.01(f); and consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Securities Collateral on the date the Collateral Agent demands compliance with Section 8.01(f).

Section 8.02       No Waiver and Cumulative Remedies. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 9.06), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 8.03       Application of Proceeds. Upon the exercise by the Collateral Agent of its remedies hereunder, any proceeds received by the Collateral Agent in respect of any realization upon any Pledged Collateral shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the New Notes and the other Loan Documents. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

ARTICLE IX
MISCELLANEOUS

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Section 9.01       Concerning Collateral Agent.

(a)               Appointment. The Collateral Agent has been appointed as collateral agent in the Collateral Agent Agreement and shall act in accordance with the terms of the New Note. The Collateral Agent may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the New Note. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Collateral Agent Agreement. On the acceptance of appointment as the successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b)               Duty of care. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with its own property consisting of similar instruments or interests. The Collateral Agent shall not/ neither the Collateral Agent nor any of the Secured Parties shall] have responsibility for (i) ascertaining or taking action whatsoever with regard to any Pledged Collateral (including matters relating to the Pledged Securities, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters) or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

(c)               Reliance. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)               Conflict. If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other document in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument expressly states otherwise.

Section 9.02       Performance By Collateral Agent. If any Grantor shall fail to perform any covenants contained in this Agreement (including covenants to pay insurance, taxes and claims arising by operation of law in respect of the Pledged Collateral and to pay or perform any Grantor obligations under any Pledged Collateral) or if any representation or warranty on the part of any Grantor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the New Notes. Any and all amounts so paid by the Collateral Agent shall be reimbursed by the Grantors in accordance with the provisions of Section 9.08. Neither the provisions of this Section 9.02 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 9.02 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

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Section 9.03       Power of Attorney. Each Grantor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of default under any of the New Notes in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of the applicable New Notes and the other Loan Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and neither the Collateral Agent nor any Secured Party shall have any liability to such Grantor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 9.04       Continuing Security Interest and Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, no Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any attempted assignment or transfer without such consent shall be null and void. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the New Notes.

Section 9.05       Termination and Release.

(a)               At such time as all of the New Notes and the other Secured Obligations shall have been paid and performed in full, the Pledged Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Pledged Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

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(b)               If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the New Notes, this Agreement or any other Loan Documents, then the Lien created pursuant to this Agreement in such Pledged Collateral shall be released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases and other documents reasonably necessary or advisable for the release of the Liens created hereby on such Pledged Collateral; provided that the Borrower shall provide to the Collateral Agent evidence of such transaction's compliance with the New Notes, this Agreement and the other Loan Documents as the Collateral Agent shall request. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Grantor are sold, transferred or otherwise disposed of in a transaction permitted by the New Notes; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days (or such shorter period acceptable to the Collateral Agent) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the New Notes and the other Loan Documents.

Section 9.06       Modification in Writing. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Grantor therefrom shall be effective, except by a written instrument signed by the Collateral Agent in accordance with the terms of the New Notes and the other Loan Documents. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, terminated or waived with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 9.07       Notices. Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the New Note, and, as to any Grantor, addressed to it at the address of such Grantor set forth in the Perfection Certificate and as to the Collateral Agent, addressed to it at the following address

Empery Tax Efficient, LP
c/o Empery Asset Management, LP
1 Rockefeller Plaza, Suite 1205
Attn: Ryan Lane
Email: notices@emperyam.com
Telephone No.: 212-608-3300

or in each case at such other address as shall be designated by such party in a written notice to the other party, provided that unless the Collateral Agent specifies otherwise, notices and other communications sent by e-mail shall be deemed received by any Grantor upon delivery, provided that the sender does not receive an automated response from the proposed recipient’s email server that the electronic mail could not be delivered, and shall be deemed received by the Collateral Agent upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and; provided further that if such notice, email or other communication is not sent prior to 5 pm Eastern Standard Time, such notice, email or communication shall be deemed to have been sent at 9 am Eastern Standard Time on the next Business Day.

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Section 9.08       Indemnity and Expenses.

(a)               Each Grantor hereby agrees to indemnify and hold harmless the Collateral Agent (and any sub-agent thereof), each other Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Grantor) other than such Indemnitee and its Related Parties arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Secured Obligations to be the legal, valid, and binding obligations of any Grantor enforceable against such Grantor in accordance with their terms, whether brought by a third party or by such Grantor or by any Secured Party or the Collateral Agent, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)               To the fullest extent permitted by applicable law, each Grantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the New Notes, the Guaranty or any agreement or instrument contemplated hereby and the transactions contemplated hereby or thereby. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the Guaranty or the New Notes or the transactions contemplated hereby or thereby by unintended recipients.

(c)               Each Grantor agrees to pay or reimburse the Collateral Agent for all its costs and expenses incurred in collecting against such Grantor its Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Loan Documents to which such Grantor is a party, including the actual and out-of-pocket fees and other charges of counsel to the Collateral Agent.

(d)               All amounts due under this Section 9.08 shall be payable promptly and in any event not later than three Business Days after written demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the highest rate per annum at which interest would then be payable on any amounts past due under the New Note.

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(e)               Without prejudice to the survival of any other agreement of any Grantor under this Agreement or any other Loan Documents, the agreements and obligations of each Grantor contained in this Section 9.08 shall survive termination of the Loan Documents and payment in full of the Obligations and all other amounts payable under this Agreement.

Section 9.09       Governing Law, Consent to Jurisdiction and Waiver of Jury Trial. This Agreement, the Guaranty and the New Notes and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or the New Notes or the Guaranty (except, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York. The other provisions of Section 27 of the New Notes are incorporated herein, mutatis mutandis, as if a part hereof.

Section 9.10       Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.11       Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement, the New Notes, the Guaranty, each other Loan Document constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof signed by each of the other parties hereto and executed counterparts to the New Notes and the Guaranty. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement. The words "execution," "signed," "signature," and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. Tech. §§ 301 to 309).

Section 9.12       No Release. Nothing set forth in this Agreement, the New Notes, the Guaranty or any other Loan Documents, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor's part to be performed or observed in respect of any of the Pledged Collateral or from any liability to any Person in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the New Note, or the Guaranty, or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral. The obligations of each Grantor contained in this Section 9.12 shall survive the termination hereof and the discharge of such Grantor's other obligations under this Agreement, the New Notes and the Guaranty.

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Section 9.13       Obligations Absolute. Each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Pledged Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a)               any illegality or lack of validity or enforceability of any Secured Obligation or any Loan Document or any related agreement or instrument;

(b)               any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations or any other obligation of any Borrower or Guarantor under any Loan Document, or any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c)               any taking, exchange, substitution, release, impairment or non-perfection of any Pledged Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Secured Obligations;

(d)               any manner of sale, disposition or application of proceeds of any Pledged Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)               any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f)               any change, restructuring or termination of the corporate structure, ownership or existence of any Grantor or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Secured Obligations;

(g)               any failure of any Secured Party to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Grantor now or hereafter known to such Secured Party; each Grantor waiving any duty of the Secured Parties to disclose such information;

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(h)               the failure of any other Person to execute or deliver this Agreement, any Joinder Agreement or any other agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations;

(i)                 the failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any of the New Notes, the Guaranty, this Agreement or otherwise;

(j)                 any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against any Secured Party; or

(k)               any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Secured Party that might vary the risk of any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Borrower or Guarantor or any other guarantor or surety.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VOLCON, INC., a Delaware corporation

By /s/ Greg Endo Name: Greg Endo Title: Chief Financial Officer
VOLCON EPOWERSPORTS, LLC, a Colorado limited liability company

By /s/ Greg Endo Name: Greg Endo Title: Chief Financial Officer
VOLCON EPOWERSPORTS, LLC, a Delaware limited liability company By /s/ Greg Endo Name: Greg Endo Title: Chief Financial Officer
EMPERY TAX EFFICIENT, LP, as Collateral Agent By /s/ Brett Director Name: Brett Director Title: General Counsel of Empery Asset Management, LP, authorized agent of Collateral Agent

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exhibit A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the "Joinder Agreement"), dated as of [DATE] is made by [JOINING GRANTOR], a [STATE OF ORGANIZATION] [ENTITY TYPE] (the "Joining Grantor"), and delivered to Empery Tax Efficient, LP, in its capacity as collateral agent (in such capacity and together with any successors in such capacity, the "Collateral Agent") under that certain Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of [DATE] made by and among Volcon, Inc., a corporation incorporated in the State of Delaware (the "Borrower"), and the Grantors party thereto, in favor of the Collateral Agent.

WHEREAS, the Joining Grantor is a Subsidiary of the Borrower and required by the terms of the New Notes to become a Guarantor (as defined in the New Note) and be joined as a party to the Security Agreement as a Grantor;

WHEREAS, this Joinder Agreement supplements the Security Agreement and is delivered by the Joining Grantor pursuant to Section 3.05 of the Security Agreement; and

WHEREAS, the Joining Grantor will materially benefit directly and indirectly from the Loans made available and to be made available to the Borrower by the Lenders under the New Note;

NOW, THEREFORE, the Joining Grantor hereby agrees as follows with the Collateral Agent, for the ratable benefit of the Secured Parties:

1. Joinder. The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and agrees to be bound by all the terms, conditions, covenants, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement. Without limiting the generality of the foregoing, as collateral security for the payment and performance in full of all the Secured Obligations, the Joining Grantor hereby pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to, all of its right, title and interest in, to and under the Pledged Collateral owned by it, wherever located, and whether now existing or hereafter arising or acquired from time to time and expressly assumes all obligations and liabilities of a Grantor thereunder.

2. Affirmations. The Joining Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantors contained in the Security Agreement. The Joining Grantor also represents and warrants to the Collateral Agent and the Secured Parties that (i) it has the [corporate] power and authority, and the legal right, to make, deliver and perform this Joinder Agreement and has taken all necessary [corporate/entity] action to authorize the execution, delivery and performance of this Joinder Agreement; (ii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person that has not been obtained, made or completed is required in connection with the execution, delivery and performance, validity or enforceability of this Joinder Agreement; (iii) this Joinder Agreement has been duly executed and delivered on behalf of the Joining Grantor; and (iv) this Joinder Agreement constitutes a legal, valid and binding obligation of the Joining Grantor enforceable against such Joining Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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3. Supplemental Schedules. Attached to this Joinder Agreement are duly completed schedules (the "Supplemental Schedules") supplementing the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties is true, complete and accurate as of the date hereof. Such Supplemental Schedules shall be deemed to be part of the Security Agreement.

4. Severability. The provisions of this Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5. Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

6. Delivery. The Joining Grantor hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Secured Obligations are incurred, and amendments and modifications made under the New Note in reliance on this Joinder Agreement and the Joining Grantor's joinder as a party to the Security Agreement as herein provided.

7. Governing Law; Venue; Waiver of Jury Trial. This Joinder Agreement, the New Notes, and the Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder Agreement or any of the foregoing documents (except, as to document, as expressly set forth therein)] and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the laws of New York. The provisions of Section 9.09 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[NAME OF JOINING GRANTOR]

By: _____________________________

Name:

Title:

Address for Notices:

AGREED TO AND ACCEPTED:

EMPERY TAX EFFICIENT, LP, as Collateral Agent

By: _______________________________

Name:

Title:

Address for Notices:

[Schedules to be attached]

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